CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated July 31, 1997, relating to the financial statements and financial highlights appearing in the June 30, 1997 Annual Reports to Shareholders of Western Asset Trust Core Portfolio, Intermediate Portfolio, Limited Duration Portfolio and International Securities Portfolio (four of the nine portfolios comprising Western Asset Trust, Inc.), which are also incorporated by reference into the Registration Statement.

         In addition, we hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement of our report dated October 30, 1997, relating to the statements of assets and liabilities of Western Asset Trust Long Duration Portfolio, Short Duration Portfolio, Money Market Portfolio, Corporate Securities Portfolio and Mortgage Securities Portfolio (five of the nine portfolios comprising Western Asset Trust, Inc.), which appears in such Statements of Additional Information.

         We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the headings "Financial Statements" and "Independent Accountants" in the Statements of Additional Information.


PRICE WATERHOUSE LLP


Linthicum, Maryland
October 30, 1997